Exhibit 99.1

Allison Transmission Announces Record Fourth Quarter and Full Year 2023 Results

•	Record Full Year Net Sales of $3,035 million, up 10% from 2022

•	Record Full Year Diluted EPS of $7.40, up 34% from 2022

•	Record Fourth Quarter Net Sales of $775 million, up 8% year over year

•	Fourth Quarter Diluted EPS of $1.91, up 26% year over year

INDIANAPOLIS, February 13, 2024 – Allison Transmission Holdings Inc. (NYSE: ALSN) today reported an 8 percent increase in fourth quarter net sales from the same period in 2022, propelling full year net sales to a record $3.04 billion. Diluted EPS for the year increased 34 percent from 2022 to a record $7.40.

David S. Graziosi, Chairman and Chief Executive Officer of Allison Transmission commented, “Allison’s fourth quarter marks the highest fourth quarter revenue in our history, leading to a record year driven by strong demand in our largest end markets, and the dedication from our team to realize growth objectives. Our commitment to operating performance was demonstrated by 2023 year over year EBITDA margin expansion of 180 basis points and Adjusted Free Cash Flow growth of 37 percent.”

Graziosi continued, “Throughout the year, we maintained our well-defined approach to capital allocation by increasing our dividend for the fourth consecutive year and repurchasing over $260 million of our common stock, representing nearly 6 percent of outstanding shares. Through increased earnings and reduction in share count, we are pleased to report record full year Diluted EPS of $7.40 per share. As a result of resilient demand in our largest end markets, at the midpoint we are guiding to another record revenue year for 2024 as we continue to realize our investments and expand our addressable markets.”

Full Year and Fourth Quarter Financial Highlights

Net sales for the year were $3,035 million. Record annual results are attributed to:

•	A 13 percent increase in net sales in the North America On-Highway end market principally driven by strength in customer demand for Class 8 vocational and medium-duty trucks,

•

An 18 percent increase in net sales in the Service Parts, Support Equipment and Other end market, leading to record full year net sales of $696 million, principally driven by higher demand for global service parts, support equipment and aluminum die cast components and price increases on certain products,

•	A 14 percent increase in net sales in the Defense end market principally driven by increased demand for Wheeled and Tracked vehicle applications, and

•

Record net sales of $477 million in the Outside North America On-Highway end market, driven by the continued execution of our growth initiatives, including a 21 percent increase in Europe, Middle East and Africa net sales, led by strong sales in vocational truck.

Net income for the year was $673 million. Diluted EPS for the year was $7.40. Adjusted EBITDA, a non-GAAP financial measure, for the year was $1,108 million. Net cash provided by operating activities for the year was $784 million. Adjusted free cash flow, a non-GAAP financial measure, for the year was $659 million.

Net sales for the quarter were $775 million. Year over year results were led by:

•	A 14 percent increase in net sales in the North America On-Highway end market principally driven by continued strength in customer demand for Class 8 vocational and medium-duty trucks,

•	A 34 percent increase in net sales in the Defense end market principally driven by increased demand for Tracked and Wheeled vehicle applications, and

•	A 31 percent increase in net sales in the Outside North America Off-Highway end market principally driven by higher demand in the mining sector.

Net income for the quarter was $170 million. Diluted EPS for the quarter was $1.91. Adjusted EBITDA for the quarter was $277 million. Net cash provided by operating activities for the quarter was $238 million. Adjusted free cash flow for the quarter was $186 million.

Full Year and Fourth Quarter Net Sales by End Market

End Market	2023 Net Sales ($M)	Year over Year $ Variance	Q4 2023 Net Sales ($M)	Year over Year $ Variance
North America On-Highway	$1,529	$170	$380	$47
North America Off-Highway	$63	($23)	$5	($19)
Defense	$166	$20	$63	$16
Outside North America On-Highway	$477	$14	$128	($3)
Outside North America Off-Highway	$104	($23)	$38	$9
Service Parts, Support Equipment & Other	$696	$108	$161	$7
Total Net Sales	$3,035	$266	$775	$57

Fourth Quarter Financial Results

Gross profit for the quarter was $371 million, an increase of 10 percent from $338 million for the same period in 2022. The increase in gross profit was principally driven by increased net sales and price increases on certain products partially offset by higher direct material costs.

Selling, general and administrative expenses for the quarter were $92 million, a decrease of $5 million from $97 million for the same period in 2022. The decrease was principally driven by lower product warranty expense partially offset by higher commercial activities spending.

Engineering – research and development expenses for the quarter were $54 million, an increase of $5 million from $49 million for the same period in 2022. The increase was principally driven by increased product initiatives spending.

Net income for the quarter was $170 million, an increase of $29 million from $141 million for the same period in 2022. The increase was principally driven by higher gross profit.

Net cash provided by operating activities was $238 million, an increase of $14 million from $224 million for the same period in 2022. The increase was principally driven by higher gross profit and lower operating working capital funding requirements.

Fourth Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $277 million, an increase of $32 million from $245 million for the same period in 2022. The increase in Adjusted EBITDA was principally driven by higher gross profit.

Adjusted free cash flow for the quarter was $186 million, an increase of $54 million from $132 million for the same period in 2022. The increase was driven by lower capital expenditures, higher gross profit and lower operating working capital funding requirements.

Full Year 2024 Guidance

Allison expects 2024 Net Sales in the range of $3,050 to $3,150 million, Net Income in the range of $635 to $685 million, Adjusted EBITDA in the range of $1,070 to $1,130 million, Net Cash Provided by Operating Activities in the range of $700 to $760 million, Capital Expenditures in the range of $125 to $135 million, and Adjusted Free Cash Flow in the range of $575 to $625 million.

Conference Call and Webcast

The company will host a conference call at 5:00 p.m. ET on Tuesday, February 13, 2024 to discuss its fourth quarter 2023 results. The dial-in phone number for the conference call is +1-877-425-9470 and the international dial-in number is +1-201-389-0878. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. ET on February 13 until 11:59 p.m. ET on February 27. The replay dial-in phone number is +1-844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 13743601.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,600 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; risks related to our indebtedness; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

ir@allisontransmission.com

(317) 242-7073

Claire Gregory

Director, Global External Communications

claire.gregory@allisontransmission.com

(317) 694-2065

Allison Transmission Holdings, Inc. Condensed Consolidated Statements of Operations (Unaudited, dollars in millions, except per share data)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net sales	$775	$718	$3,035	$2,769
Cost of sales	404	380	1,565	1,472

Gross profit	371	338	1,470	1,297
Selling, general and administrative	92	97	357	328
Engineering—research and development	54	49	194	185

Operating income	225	192	919	784
Interest expense, net	(24)	(30)	(107)	(118)
Other income (expense), net	5	7	15	(21)

Income before income taxes	206	169	827	645
Income tax expense	(36)	(28)	(154)	(114)

Net income	$170	$141	$673	$531

Basic earnings per share attributable to common stockholders	$1.91	$1.52	$7.48	$5.53

Diluted earnings per share attributable to common stockholders	$1.91	$1.52	$7.40	$5.53

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash and Cash Equivalents	$555	$232
Accounts receivable, net	356	363
Inventories	276	224
Other current assets	63	47

Total Current Assets	1,250	866
Property, plant and equipment, net	774	763
Intangible assets, net	833	878
Goodwill	2,076	2,075
Other non-current assets	92	89

TOTAL ASSETS	$5,025	$4,671

LIABILITIES
Current Liabilities
Accounts payable	$210	$195
Product warranty liability	32	33
Current portion of long-term debt	6	6
Deferred revenue	41	38
Other current liabilities	212	208

Total Current Liabilities	501	480
Product warranty liability	27	24
Deferred revenue	89	93
Long-term debt	2,497	2,501
Deferred income taxes	519	536
Other non-current liabilities	159	163

TOTAL LIABILITIES	3,792	3,797
TOTAL STOCKHOLDERS’ EQUITY	1,233	874

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$5,025	$4,671

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$238	$224	$784	$657
Net cash used for investing activities (a) (b)	(58)	(90)	(129)	(183)
Net cash used for financing activities	(127)	(82)	(332)	(367)
Effect of exchange rate changes on cash	1	—	—	(2)

Net increase in cash and cash equivalents	54	52	323	105
Cash and cash equivalents at beginning of period	501	180	232	127

Cash and cash equivalents at end of period	$555	$232	$555	$232

Supplemental disclosures:
Income taxes paid	$(30)	$(17)	$(194)	$(102)
Interest paid	$(36)	$(33)	$(131)	$(117)
Interest received from interest rate swaps	$4	$1	$12	$1
(a) Additions of long-lived assets	$(52)	$(92)	$(125)	$(167)
(b) Business acquisitions	$—	$—	$—	$(23)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income (GAAP)	$170	$141	$673	$531
plus:
Income tax expense	36	28	154	114
Depreciation of property, plant and equipment	28	27	109	109
Interest expense, net	24	30	107	118
Amortization of intangible assets	12	11	45	46
Stock-based compensation expense (a)	5	4	22	18
Technology-related investments gain (b)	—	—	(3)	(6)
Unrealized loss on marketable securities (c)	2	2	1	22
Unrealized loss on foreign exchange (d)	—	1	—	6
Acquisition-related earnouts (e)	—	—	—	2
Pension curtailment (f)	—	1	—	1

Adjusted EBITDA (Non-GAAP)	$277	$245	$1,108	$961

Net sales (GAAP)	$775	$718	$3,035	$2,769
Net income as a percent of net sales (GAAP)	21.9%	19.6%	22.2%	19.2%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	35.7%	34.1%	36.5%	34.7%
Net cash provided by operating activities (GAAP)	$238	$224	$784	$657
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(52)	(92)	(125)	(167)

Adjusted free cash flow (Non-GAAP)	$186	$132	$659	$490

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)	Represents gains (recorded in Other income (expense), net) related to investments in co-development agreements to expand our position in propulsion solution technologies.
(c)	Represents losses (recorded in Other income (expense), net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(d)	Represents losses (recorded in Other income (expense), net) on intercompany financing transactions for our India facility.
(e)	Represents expenses (recorded in Selling, general and administrative, Engineering—research and development) for earnouts related to our acquisition of Vantage Power Limited.
(f)	Represents a curtailment loss (recorded in Selling, general and administrative) for our European subsidiary’s defined benefit pension plan.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance Year Ending December 31, 2024
	Low	High
Net Income (GAAP)	$635	$685
plus:
Income tax expense	170	180
Depreciation of property, plant and equipment	112	112
Interest expense, net	104	104
Stock-based compensation expense (a)	25	25
UAW Local 933 contract signing incentives (b)	14	14
Amortization of intangible assets	10	10

Adjusted EBITDA (Non-GAAP)	$1,070	$1,130

Net Cash Provided by Operating Activities (GAAP)	$700	$760
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	$(125)	$(135)

Adjusted Free Cash Flow (Non-GAAP)	$575	$625

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)

Represents charges (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development) for incentive payments to eligible employees recorded in the first quarter of 2024 as a result of UAW Local 933 represented employees ratifying a four-year collective bargaining agreement effective through November 2027.